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                                                                       EXHIBIT 5


                               September 25, 2000

Delhaize America, Inc.
2110 Executive Drive
P.O. Box 1330
Salisbury, North Carolina 28145-1330

Ladies and Gentlemen:

         As local counsel to Delhaize America, Inc., a North Carolina corporation (the "Company"), we have been asked to render the following opinion in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of up to an aggregate of 8,000,000 shares (the "Shares") of the Company's Class A common stock, par value $.50 per share, issuable pursuant to the terms of the Delhaize America, Inc. 2000 Stock Incentive Plan (the "Plan").

         In so acting, we have examined such records and documents as we have deemed relevant as a basis for the opinion expressed herein, and we have relied upon an officer's certificate as to certain factual matters.

         Based on the foregoing, we are of the opinion that the Shares to be issued, when duly and validly authorized for issuance and when issued in accordance with the terms of the Plan for consideration deemed by the Board of Directors of the Company or a committee thereof to be adequate, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                                   Sincerely,

                                   ROBINSON, BRADSHAW & HINSON, P.A.

                                   By: /s/ David W. Dabbs
                                      -----------------------------------------
                                      David W. Dabbs